UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2022

GCP Applied Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37533	47-3936076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2325 Lakeview Parkway Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617)-876-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, GCP Applied Technologies Inc. (“GCP,” the “Company,” “we” or “us”) entered into an Agreement and Plan of Merger, dated December 5, 2021, by and among Cyclades Parent, Inc., a Delaware corporation (“Parent”), Cyclades Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), GCP, and solely for the purpose of Section 8.13 thereof, Compagnie de Saint-Gobain S.A., a société anonyme organized under the laws of France (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, upon the satisfaction or waiver of the conditions to closing set forth therein, Merger Sub will merge with and into GCP (the “Merger”). On March 8, 2022, GCP held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals relating to the Merger Agreement. Such proposals are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2022.

As of the close of business on January 14, 2022, the record date for the Special Meeting, there were 73,935,805 shares of common stock, par value $0.01 per share, of GCP (the “Company Common Stock”) outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 65,769,123 shares of Company Common Stock, representing approximately 88.95% of the outstanding shares of Company Common Stock entitled to vote, were present virtually or represented by proxy, constituting a quorum to conduct business.

Set forth below are the proposals, and the action taken by the Company’s stockholders with respect to each proposal at the Special Meeting.

Proposal No. 1: Approval of the Merger Proposal

The Company’s stockholders approved the proposal to adopt the Merger Agreement. Approval of the Merger Agreement required the affirmative vote of a majority of the shares of Company Common Stock that were outstanding and entitled to vote as of the record date. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions
65,667,604	90,208	11,311

Proposal No. 2: Approval of the Adjournment Proposal

The proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, was approved, but the adjournment of the Special Meeting was not necessary as the Company’s stockholders approved the adoption of the Merger Agreement.

Votes For	Votes Against	Abstentions
62,001,626	2,849,712	917,785

Proposal No. 3: Approval of the Compensation Proposal

The Company’s stockholders approved, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger. Approval of this proposal required the affirmative vote of a majority of the outstanding shares of Company Common Stock that were present at the Special Meeting and entitled to vote as of the record date. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions
63,182,865	1,590,396	995,862

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.

Date: March 9, 2022	By:	/s/ Michael W. Valente
Michael W. Valente
Vice President, General Counsel and Secretary